UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

8/05/2005

Northrop Grumman Corporation

(Exact name of registrant as specified in its charter)

DE	1-16411	95-4840775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Century Park East

Los Angeles, CA 90067

(Address of principal executive offices) (Zip Code)

(310) 553-6262

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On August 5, 2005, Northrop Grumman Corporation (the “Company”) entered into a Credit Agreement dated as of August 5, 2005 (the “Agreement”), among the Company, as Borrower; Northrop Grumman Systems Corporation and Northrop Grumman Space & Mission Systems Corp., as Guarantors; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Payment Agent, an Issuing Bank, Swingline Lender and Administrative Agent; Credit Suisse, as Administrative Agent; Citicorp USA, Inc., as Syndication Agent; Deutsche Bank Securities Inc. and The Royal Bank of Scotland PLC, as Documentation Agents; and BNP Paribas and Lloyds TSB Bank PLC, as Co-Documentation Agents. A copy of the form of Agreement is attached as Exhibit 10.1.

The Agreement provides for a five-year revolving credit facility in an aggregate principal amount of $2 billion. The Agreement permits the Company to request additional lending commitments from the Lenders under the Agreement or other eligible lenders under certain circumstances described in the Agreement, and thereby to increase the aggregate principal amount of the lending commitments under the Agreement by up to an additional $500 million. The Agreement provides for swingline loans and letters of credit as sub-facilities for the credit facilities provided for in the Agreement. The Guarantors have guaranteed the payment of the Company’s obligations under the Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

The Company was a party to the $2,500,000,000 Five-Year Revolving Credit Agreement dated as of March 30, 2001 (the “2001 Agreement”), which was filed as Exhibit 10.7 to Amendment No. 2 to Form S-4 Registration Statement No. 333-54800 filed March 27, 2001, and amended by the First Amendment dated as of November 26, 2003 (filed as Exhibit 10.1 to Form 10-Q for the quarter ended March 31, 2003, filed May 14, 2003), the Second Amendment dated as of January 15, 2004 (filed as Exhibit 10(e) to Form 10-K for the year ended December 31, 2004, filed March 4, 2005), and the Third Amendment dated as of February 23, 2005 (filed as Exhibit 10.4 to Form 10-Q for the quarter ended March 31, 2005, filed April 28, 2005).

As a condition to the effectiveness of the Agreement described in Item 1.01 above, the 2001 Agreement was required to concurrently terminate, and all amounts outstanding or accrued thereunder to have been repaid, on the effective date of the Agreement. The 2001 Agreement terminated on August 5, 2005, concurrently with the effectiveness of the Agreement. No principal or interest was outstanding or accrued and unpaid under the 2001 Agreement on that date.

Section 9 – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1 – Form of Credit Agreement dated as of August 5, 2005 (the “Agreement”), among the Company, as Borrower; Northrop Grumman Systems Corporation and Northrop Grumman Space & Mission Systems Corp., as Guarantors; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Payment Agent, an Issuing Bank, Swingline Lender and Administrative Agent; Credit Suisse, as Administrative Agent; Citicorp USA, Inc., as Syndication Agent; Deutsche Bank Securities Inc. and The Royal Bank of Scotland PLC, as Documentation Agents; and BNP Paribas and Lloyds TSB Bank PLC, as Co-Documentation Agents.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrop Grumman Corporation
(Registrant)

August 5, 2005	By:	/s/ John H. Mullan
(Date)		(Signature)
John H. Mullan
Corporate Vice President and Secretary

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Exhibit Index

Exhibit No.

Exhibit 10.1	Form of Credit Agreement dated as of August 5, 2005 (the “Agreement”), among Northrop Grumman Corporation, as Borrower; Northrop Grumman Systems Corporation and Northrop Grumman Space & Mission Systems Corp., as Guarantors; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Payment Agent, an Issuing Bank, Swingline Lender and Administrative Agent; Credit Suisse, as Administrative Agent; Citicorp USA, Inc., as Syndication Agent; Deutsche Bank Securities Inc. and The Royal Bank of Scotland PLC, as Documentation Agents; and BNP Paribas and Lloyds TSB Bank PLC, as Co-Documentation Agents.

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